UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 12, 2015

Date of Report (Date of Earliest Event Reported)

TILLY’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Whatney

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 609-5599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 18, 2015, Tilly’s, Inc. (the “Company”) issued an earnings press release for the fourth quarter ended January 31, 2015. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 12, 2015, the Company’s Board of Directors (the “Board”) appointed Jason Nazar to serve as a director. As a new member of the Board, Mr. Nazar will stand for election at the Company’s 2015 annual meeting of stockholders to be held on June 10, 2015. Mr. Nazar will receive compensation consistent with the Company’s previously disclosed compensation arrangements for non-employee directors.

Mr. Nazar was the Co-Founder of Docstoc, Inc., an online subscription service for small businesses, where he served as Chief Executive Officer from August 2006 until the company’s acquisition by Intuit Inc. in December 2013. Prior to founding Docstoc, Mr. Nazar was a Partner with Venature, LLC, a venture consulting firm. Mr. Nazar currently is a director of Carelinx Inc., a private health care company.

There was no arrangement or understanding pursuant to which Mr. Nazar was selected as a director, and there are no related party transactions between the Company and Mr. Nazar.

(e) Also on March 12, 2015, the Compensation Committee of the Board approved an increase in the base salary of Debbie Anker-Morris, our Vice President and General Merchandising Manager, from $330,000 to $400,000, to be effective as of April 1, 2015 and retroactive to February 1, 2015. In connection therewith, Ms. Anker-Morris’ title was changed to Chief Merchandise Officer.

Item 9.01	Financial Statements and Exhibits

The following exhibit is being furnished herewith.

(d)	Exhibits.

99.1	Press Release of Tilly’s, Inc., dated March 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: March 18, 2015	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal

	Title:	Vice President, General Counsel and Secretary